United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 16, 2023

Date of Report (Date of earliest event reported)

NORTHERN REVIVAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

NOBLE ROCK ACQUISITION CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	NRAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Northern Revival Acquisition Corporation (formerly known as Noble Rock Acquisition Corporation, the “Company”) held an extraordinary general meeting of Shareholders (the “General Meeting”) at 10:30 a.m. Eastern Time on March 16, 2023 for the purposes of considering and voting upon:

●	a special resolution, to amend the company’s Amended and Restated Memorandum and Articles of Association (the “charter”) to change the name of the company from Noble Rock Acquisition Corporation to Northern Revival Acquisition Corporation (the “Name Change Proposal”).

●	a special resolution, to amend the charter to change certain provisions which restrict the Company’s Class B ordinary shares from converting to Class A ordinary shares prior to the closing of the business combination (the “Conversion Proposal”).

●	an ordinary resolution, to approve the adjournment of the General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the name change or conversion proposals (the “Adjournment Proposal”), which was to be presented at the meeting if, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the foregoing proposals.

For more information on these proposals, please refer to the Company’s proxy statement dated February 27, 2023 (the “Proxy Statement”). The Name Change Proposal and Conversion Proposal were approved by the shareholders at the General Meeting.

The form of the resulting amendments are filed as Exhibits 3.1 and 3.2 hereto and will be filed with the Cayman Islands Registrar of Companies but are effective upon the approval by shareholders today.

The foregoing description of the Name Change Proposal and Conversion Proposal are qualified in their entirety by the full text of these changes, which are filed as Exhibit 3.1 and Exhibit 3.2 hereto and incorporated herein by reference. The amendments to the Company's charter will have an effective date of March 16, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 above is incorporated into this Item 5.07 by reference.

As of February 28, 2023, the record date for the General Meeting, there were 8,946,670 ordinary shares issued and outstanding on the record date, including (i) 2,909,170 Class A ordinary shares and (ii) 6,037,500 Class B ordinary shares entitled to vote at the Meeting. At the Meeting, there were 6,662,879 shares voted by proxy or in person, or approximately 74.5% of the shares issued and outstanding and entitled to vote at the General Meeting; therefore a quorum was present.

Shareholders voted to approve the Name Change Proposal. The proposal received the following final voting results:

For	Against	Abstain
6,662,879	0	0

Shareholders also voted to approve the Conversion Proposal. The proposal received the following final voting results:

For	Against	Abstain
6,662,879	0	0

The Adjournment Proposal was not presented to the shareholders because (as disclosed in the Proxy Statement) there were sufficient votes to approve the Name Change Proposal and the Conversion Proposal.

Item 8.01 Other Events

The disclosure set forth in Item 5.03 above is incorporated into this Item 8.01 by reference.

The submission of the Conversion Proposal entitled holders of the Company’s Class A Ordinary Shares to redeem their shares for their pro rata portion of the funds held in the trust account established at the time of the Company’s initial public offering. In connection with the General Meeting, as of March 14, 2023, the Company received requests for redemption from shareholders with respect to 433,699 Class A Ordinary Shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Name
3.1	Name Change Amendment to Memorandum and Articles of Association
3.2	Conversion Amendment to Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2023

NORTHERN REVIVAL ACQUISITION CORPORATION

By:	/s/ Aemish Shah
Name:	Aemish Shah
Title:	Chief Executive Officer and Chairman

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